EXHIBIT 99.1

NEWS RELEASE

Contact:	Alliance Data Systems

Ed Heffernan — CFO
Analysts/Investors
972.348.5191
	eheff@alldata.net	FINAL

Shelley E. Whiddon — Media
972.348.4310
swhiddon@alldata.net

Alliance Data Systems to Acquire Epsilon Data Management, Inc.

-Acquisition Marks Key Platform for Expansion of Alliance Data’s North
American Customer Loyalty Effort
-Transaction Expected to be Immediately Accretive; 2005 Impact and Company
Guidance Provided

DALLAS, Oct. 12, 2004 - Alliance Data Systems (NYSE: ADS), a leading provider of transaction, credit and marketing services, announced it has reached an agreement to acquire Epsilon Data Management, Inc. (“Epsilon”), a leading provider of integrated direct marketing solutions that combine value-added marketing, transaction, technology and analytical services. Total consideration is expected to be approximately $300 million, representing approximately 2.5 times Epsilon’s expected core revenues. The transaction is expected to close during the fourth quarter of 2004.

For more than 35 years, Epsilon has been a recognized leader in providing customer management and loyalty solutions. The company utilizes database technologies and analytics to maximize the value, growth and loyalty of its clients’ customers and assists clients in acquiring new customer relationships. Epsilon’s clients include global brands such as Hilton Hotels, Principal Financial Group, Pfizer, Nestle Purina PetCare Company, AstraZeneca and Midas. Its 200 client programs primarily focus on five general business sectors: financial/insurance, telecom/hi-tech, travel/consumer, healthcare and not-for-profit. Its top 25 clients, representing the vast bulk of its revenues, have an average tenure of nearly 10 years. Mike Iaccarino, president and chief executive officer of Epsilon, will continue in his current role.

Alliance Data Chairman and Chief Executive Officer Mike Parks commented, “This acquisition, along with Alliance Data’s AIR MILES® Reward Program in Canada and Frequency Marketing, Inc. in the United States, reinforces our significant loyalty presence in North America. From a financial perspective, the strong value-added aspects of Epsilon’s offerings combined with the extremely high rate of client retention are consistent with Alliance Data’s model of transaction-rich processing and marketing services where pricing is firm and attrition is minimal.”

Epsilon has approximately 700 employees located in Boston, Dallas, St. Louis, and Washington, D.C. Epsilon provides customized loyalty marketing management programs for multi-channel campaigns that affect customer behavior and enhance loyalty. Additionally, Epsilon’s technology services include designing, building and managing customer loyalty databases, supporting millions of customers. Epsilon also provides analytical services (segmentation, response modeling, lifetime value), which assist the client in optimizing customer value, and statement generation/back-end processing functions. In general, revenues are earned as monthly fees.

North American Loyalty Effort

The Canadian AIR MILES Reward Program, which is operated by Alliance Data’s Marketing Services Group, has been the premier coalition loyalty program in Canada for the past 12 years, with approximately two-thirds of all Canadian households participating in the program. The company believes that with the addition of Epsilon, it is in a firm position to continue to expand its North American presence in the loyalty space.

John Scullion, president of Alliance Data’s Marketing Services Group, said, “The unprecedented success of the AIR MILES Reward Program in Canada has enabled us to build on and expand our insights and capabilities into an overall North American effort. While our Canadian loyalty effort is based on a coalition concept, our U.S. effort will focus on both one-to-one and multi-partner loyalty programs. In either circumstance, our focus is to provide effective value-added services aimed at allowing our clients to capture new customers while retaining existing ones.”

Scullion also noted that the addition of Epsilon allows Alliance Data to immediately have a presence in new verticals such as healthcare, financial/insurance and travel/consumer goods, among others.

Parks reiterated that the ability to enter new verticals was an important factor in the decision to purchase Epsilon. He also noted that there is an additional opportunity for Alliance Data’s loyalty groups and its private label credit card business. “The combination of Epsilon’s capabilities along with our deep knowledge of the specialty retail vertical will create a new range of product and service opportunities for both Alliance Data’s existing clients and for Epsilon’s,” he said.

2005 Guidance:

Due to the projected impact of the Epsilon acquisition on future financial results, Alliance Data is providing guidance for 2005 with Epsilon included.

Traditionally, the company’s long-term business model objectives are annual growth rates of 12 percent in revenues, 15 percent in EBITDA and 18 percent in cash earnings per share. However, based upon current favorable trends in the company’s three growth engines, plus the addition of Epsilon, Alliance Data now expects 2005 performance to exceed its traditional long-term targets.

Specifically, the company is projecting 2005 revenues of $1.45-1.47 billion, EBITDA of $330-335 million and cash earnings per share of $1.81-1.83. This equates to growth in excess of 20 percent in revenues, EBITDA and cash earnings per share when compared to current company guidance for 2004.

Alliance Data’s Chief Financial Officer Ed Heffernan said, “This transaction will be accretive to all three of our key financial metrics immediately. Epsilon’s solid track record of organic growth and free cash flow generation should further enhance this accretion in later years. Also, the marketing and transaction-based nature of Epsilon’s business will enhance Alliance Data’s traditional balance of earnings among its three service segments (Transaction Services, Credit Services and Marketing Services). Combined with solid expected growth in our traditional growth engines, Epsilon should be a nice addition for us as we move into 2005 and beyond.”

Epsilon will be acquired from Relizon Holdings LLC, a portfolio company of The Carlyle Group, which was advised by CIBC World Markets Corp.

About Alliance Data Systems

Based in Dallas, Alliance Data Systems is a leading provider of transaction services, credit services and marketing services. The company assists retail, petroleum, utility and financial services clients in managing the critical interactions between them and their customers. Alliance Data manages approximately 95 million consumer relationships for some of North America’s most recognizable companies and operates and markets the largest coalition loyalty program in Canada. Alliance Data Systems employs approximately 7,500 associates at more than 30 locations in the United States and Canada. For more information about the company, visit its web site, www.alliancedatasystems.com.

About Epsilon

Epsilon is a leading relationship marketing company that helps clients create measurable business results through integrated marketing services. Epsilon is committed to maximizing the value, growth and loyalty of clients’ customer and prospect portfolio through core services including data analysis, multi-channel direct communications and database marketing. Epsilon services enable clients to build enduring customer relationships by identifying marketing opportunities and creating actionable customer insight. Founded in 1969, Epsilon maintains offices in Boston, Dallas, St. Louis and Washington, D.C.

Alliance Data Systems’ Safe Harbor Statement/Forward Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

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